EXHIBIT 10.01

                                    AGREEMENT


     THIS AGREEMENT ("Agreement") is entered into by and between Derma Sciences, Inc. ("Vendor") and Beverly Enterprises, Inc. and its subsidiaries ("Beverly") on behalf of itself and all facilities owned or operated by Beverly (individually, a "Beverly Facility" and collectively, the "Beverly Facilities").

     IN CONSIDERATION of the mutual promises and covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Agreement to Sell. Vendor agrees to sell to Beverly's distributor of choice the goods identified on Exhibit "A" attached hereto (the "Goods.") The Goods will have the specifications, features, pricing and carton specifications detailed on Exhibit "A."

     2. Agreement to Purchase. Vendor shall be the primary supplier to Beverly's distributor of choice for the Goods. Beverly will work in good faith with the Beverly Facilities to assure purchasing of the Goods from Vendor provided that acceptable standards of service, timing, quantity and quality are consistently maintained.

     3. Term of Agreement. The term of this Agreement ("Term") shall begin on June 1, 1999 and run through May 31, 2001; provided, however, Beverly may, at its option, extend this Agreement for an additional year upon notice to Vendor given not later than ninety days prior to termination hereof; provided, further, in the event Beverly exercises the foregoing option, prices for the Goods in effect during the option year shall be renegotiated by the parties hereto.

     4. Distribution and Payment Terms. Vendor shall ship the Goods upon order from such distributor(s) as Beverly may, from time to time, designate (individually, a "Beverly Distributor" and collectively, the "Beverly Distributors"). Vendor shall invoice the Beverly Distributors for ordered Goods at Vendor's standard "distributor list price" for such Goods. Thereafter, Vendor shall credit to such Beverly Distributor's account with Vendor an amount equal to the difference between Vendor's "distributor list price" to such Beverly Distributor for the subject Goods and the price therefor set forth on Exhibit "A" hereof.

     The foregoing notwithstanding, in the event Beverly certifies to Vendor that a Beverly Distributor distributes products exclusively to Beverly, then Vendor shall invoice such Beverly Distributor for ordered Goods at the price therefor set forth on Exhibit "A" hereof. Beverly so certifies Liberty Foods, Inc., a wholly owned subsidiary of Beverly, and Vendor accepts such certification.

     5. Shipment. All Goods shall be shipped in their normally stored condition with all orders properly marked and packaged in accordance with the specifications heretofore determined by Beverly, Beverly Distributors and Vendor.

     6. Labels. The labels required by statute or regulation on the Goods shipped by Vendor shall in all material respects be in the form required by all applicable state and federal rules and regulations.

     7. Liability Insurance. Vendor shall maintain product liability insurance with a reputable and financially sound carrier in the amount of $2,000,000 providing coverage for liability of Vendor for the sale of unreasonably dangerous products to Beverly together with other customary product liability coverage.

     8. Damage to Shipments. If any shipment is damaged, distributor will resolve any claim for damages by first filing a claim for such damages with the shipper of the subject Goods.

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The risk of loss shall pass to Distributor upon acceptance of each shipment.

     9. Pricing. The price for the Goods shall be the purchase price indicated on the product formulary attached hereto as Exhibit "A."

     10. Facility Contact by Vendor. Vendor will not mail, e-mail or deliver literature, product information or direct mail materials that have not been reviewed and approved by the Beverly Procurement Department. This does not include the Vendor's standard catalog mailings.

     11. Termination Clause. This Agreement may be terminated by either party, no fault, no cause with ninety (90) days written notice.

     12. Value Added Services.

     A. Dispenser Program

     (i) Beverly logo, "Press Pak" dispensers will be provided at no charge, and in a quantity sufficient to meet Beverly's immediate and on-going needs.

     (ii) Vendor will rebate to Beverly the amount of two dollars per installed Press Pak dispenser.

     (iii) Vendor will provide to Beverly a written installation and removal plan within thirty (30) days of execution hereof. The plan shall provide for, inter alia, (a) removal of old dispensers, (b) installation of new "Press Pak" dispensers, (c) indemnification, secured by insurance, with respect to installation and removal, and (d) procedures for instituting claims relative to damages associated with installation and removal.

     (iv) Vendor will provide Beverly gallon bottle, chrome brackets at no charge and in a quantity sufficient to meet Beverly's immediate and on-going needs.

     B. Education and Inservice Support.

     (i) Vendor will provide at no charge customized "Beverly Users Manuals" for all

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


Derma Sciences products to include instructions for use, MSD Sheets, cross reference to competitive products and any other Beverly specific information, policy, instructions and protocols deemed necessary by Beverly.

     (ii) Vendor will produce and supply at no charge custom videotaped programs on handwashing, perineal care, resident bathing, and/or any other Beverly specific program as related to skin care or Derma Science products.

     C. Customer Service

     Vendor will maintain a full-time sales, clinical and customer service staff adequate to meet the on-going needs of Beverly.

     13. Implementation Plan. Vendor will provide to Beverly a written implementation plan within thirty (30) days of execution hereof. The plan shall be comprehensive with timelines defined. Vendor will furnish weekly status reports as to progress of implementation.

     14. Year 2000 Compliance and Warranty.

     A. Vendor represents and warrants that:

     (i) Its internal computer (including both hardware and software) and information technology systems (collectively referred to hereinafter as the "IT Systems") and any Date Dependent Products provided or sold to Beverly by or through Vendor under this Agreement are Year 2000 compliant and designed to be used prior to, during, and after the calendar year 2000 A.D.

     (ii) Said IT Systems and Date Dependent Products will operate during each such time period without error relating to Date Data, specifically including any error relating to, or the product of, Date Data which represents or references different centuries or more than one century.

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


     B. Vendor further warrants and represents that its IT Systems and Date Dependent Products are and will continue to be Year 2000 Compliant. All data processing by the IT Systems and/or Date Dependent Products will include Four Digit Year Format and recognize and correctly process dates for Leap Year. Additionally, all date sorting by the IT Systems and/or Date Dependent Products that include a "year category" shall be done based on the Four Digit Year Format code.

     C. Definitions:

     (i) Date Data. Any data or input which includes a reference to date.

     (ii) Date Dependent Product. A product or system sold to or provided to Beverly by Vendor is date dependent if it inputs, processes, stores, outputs or displays date information or if a system/product is affected in any way by the storage of or access to Date Data.

     (iii) Four Digit Year Format. A format that allows entry or processing of a four digit year date: the first two digits shall designate the century and the second two digits shall designate the year within the century. As an example, 1996 shall mean the 96th year of the 20th century.

     (iv) Leap Year. The year during which an extra day is added in February (February 29th). Leap Year occurs in all years divisible by 400 or evenly divisible by 4 and not evenly divisible by 100. For example, 1996 is a Leap Year since it is divisible by 4 and not evenly divisible by 100. 2000 is a Leap Year since it is divisible by 400.

     (v) Year 2000 Compliant. Data outside of the range 1990-1999 will be correctly processed in the IT Systems or Date Dependent Products software as well as any level of hardware including, but not limited to, microcode, firmware, application programs, files and databases.

     D. Remedies for Non-Compliance of Year 2000 Warranty. It shall be a Vendor breach under this Agreement if its IT Systems and/or any Date Dependent Products sold or provided to Beverly fail to maintain and uphold the Year 2000 Compliance Performance Warranty. In such event, Beverly shall be afforded those remedies as set out hereinbelow:

     (i) Vendor shall forthwith refund to Beverly the total purchase price paid for any such non-complying Date Dependent Products; and

     (ii) Vendor shall hold Beverly harmless, and at its own expense defend or settle any claims, suits, actions or proceedings brought against Beverly to the extent such claim, suit, action or proceeding is based upon or arising from Vendor's breach of its representations and/or warranties set forth in this Agreement. Vendor shall pay all damages and costs finally awarded against Beverly (or payable by Beverly pursuant to a settlement agreement or settlement agreements) in connection with any such claim, suit, action or proceeding.

     15. Notices. All notices, payments, demands, or consents required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by certified or registered mail to the respective parties at the address set forth below or at such other address as shall be given by either party to the other in writing:

                           To Beverly:
                           Beverly Enterprises, Inc.
                           Corporate Procurement
                           5111 Rogers Avenue, Suite 40A
                           Fort Smith, AR 72919-4300

                           To Vendor:

                           Derma Sciences, Inc.
                           214 Carnegie Center
                           Suite 100
                           Princeton, NJ 08540

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

     16. Shortages in Shipments. If any shipment of Goods to Distributor is not delivered in accordance with the quantity ordered by Distributor, the order will only be accepted by Distributor after the quantity of such shortages is duly noted on both the bill of lading and the freight bill. In the event of any shortage in the shipment of Goods, Distributor will attempt to immediately notify: (a) the delivery department or such similar division of the shipper of such Goods; and (b) Vendor's customer service department.

     17. Binding Effect of Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the parties, their personal and legal representatives and their heirs, successors and permitted assigns.

     18. Assignment. Neither party may assign, sell, transfer or otherwise alienate this Agreement, or any duty obligation or right under this Agreement, without the express written consent of the other party which consent shall not be unreasonably withheld. Any corporate restructuring is exempt from the limitations of this paragraph.

     19. Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement and understanding between the parties and supersede all prior oral and written understandings, representations and discussions between the parties respecting its subject matter. The Agreement may not be changed or modified except by subsequent written amendment executed by both parties.

     20. Relationship Between Parties. Each party hereto is an independent contractor and nothing in this Agreement shall create or be construed to create a partnership, joint venture or agency relationship. Beverly does not grant to Vendor any authority of any kind to bind Beverly in any respect whatsoever. Each party agrees to indemnify and hold the other harmless for the

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

consequences of any unauthorized representations or warranties made by its employees or agents and from any liability, expense or claims that result from the acts or omissions of one of the parties, its employees or agents.

     21. Duplicate Execution of Agreement. This Agreement may be executed in duplicate parts each of which when so executed and delivered shall be deemed to be an original and both of which taken together shall constitute one and the same instrument.

     22. Paragraph Headings. The headings of the paragraphs herein shall be for assistance purposes only and shall not alter, change or modify the meaning of the written paragraphs herein.

     23. Severability. In the event that any word, part, paragraph, or other portion of this Agreement shall be determined to be invalid, unlawful or inoperable, the remainder of this Agreement shall be severable, valid and effective as if such invalid, unlawful, or inoperable work, part, paragraph, or other portion of this Agreement was not included herein.

     24. Confidentiality Agreement. This Agreement shall be subject to the terms of a Confidentiality Agreement executed between the parties hereto. The obligations under the Confidentiality Agreement shall survive the Term of this Agreement and shall continue indefinitely.

     25. Financial Strength of Vendor. Vendor hereby represents and warrants that its current financial statements heretofore delivered to Beverly are true and correct in all material respects and that it is a solvent corporation able to meet all financial obligations associated with its operations and this Agreement. Any financial restrictions, liens, or judgements suffered by either party and affecting either party's ability to perform under the terms of this Agreement will be cause for the other to terminate this Agreement.

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


     IN WITNESS WHEREOF, the parties have hereunder set their hands and seals this 4th day of June, 1999.

                              BEVERLY ENTERPRISES, INC.

                              By:  /s/  Bobby Stephens
                                    Bobby Stephens
                                    Executive Vice President - Asset Management



                              By:  /s/  Lisa Huckelbury
                                    Lisa Huckelbury
                                    Director, Corporate Procurement


                              DERMA SCIENCES, INC.



                              By:  /s/  Stephen T. Wills
                                    Stephen T. Wills, CPA, MST
                                    Vice President and Chief Financial Officer

EXHIBIT A

                                                       1999 Beverly Pricing
Derma Sciences, Inc.                                     Skin Care Products
                                                             4/8/99

PRODUCT                                  SIZE         UNITS/CASE     CATALOG NO.     CASE PRICE     UNIT PRICE    BEACH #   GSMS #
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BODY WASHES/SHAMPOOS/HAND SOAPS
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
ApriVera(R)                             1 gallon            4           S107-1G         $28.00         $7.00       21863     16701
Lotion-based odor-reducing,            800 ml bag          12         S107-800ML        $25.92         $2.16                 21241
non-alkaline body, hair,                 16 oz.            12           S107-16Z        $19.60         $1.63                 16670
and hand cleanser,                        8 oz.            24           S107-8Z         $18.24         $0.76       21864     16699
Safe and effective for tub,               4 oz.            24           S107-4Z         $13.92         $0.58
shower, bedside basin, and
whirlpool bathing.
Proprietary apricot fragrance.



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Bathe Away(R)                           1 gallon            4           S101-1G         $27.00         $6.75       21884     16697
Complete body, hair, and               800 ml bag          12          S101-800ML       $25.44         $2.12
hand cleansing product.                  16 oz.            12           S101-16Z        $18.72         $1.56
Contains glycerine,                       8 oz.            24           S101-8Z         $17.28         $0.72                 16698
coconut oil, and chamomile,               4 oz.            24           S101-4Z         $13.44         $0.56
and is pH balanced. For
use in tub, shower,
or bedside basin.


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Swash(TM)                               1 gallon            4           S102-1G         $35.60         $8.90       23959     17531
Versatile, conditioning                   8 oz.            24            S102-8Z        $21.12         $0.88       23960     17532
cleanser for hair and skin.
For use in tub, shower,
or bedside basin.

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Therabath                               1 gallon            4           S103-1G         $33.60         $8.40                 16763
Lotion-based herbal-                      16 oz.           12           S103-16Z        $20.65         $1.72
fragranced, gentle                         8 oz.           24           S103-8Z         $21.12         $0.88       22975     16764
cleanser for body, hair,                   4 oz.           24           S103-4Z         $14.88         $0.62
and hands. Contains
odor-reducing ingredients,
is pH buffered, and is
non-alkaline.  For use
in tub, shower, or bedside
basin.

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Hospi Bath                               1 gallon           4           S104-1G         $24.00         $6.00
Economical, gentle hair,                   8 oz.           24           S104-8Z         $14.40         $0.60
body, and hand cleanser.
Contains a gentle surfactant
system with a pleasing
fragrance.

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Three to One Concentrate                 1 gallon           4           S105-1G         $42.00        $10.50                 16705
Economical yet top quality
hair and body cleanser.
Becomes more viscous when
diluted with water at a
3:1 ratio.

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Antibacterial Soap                       1 gallon           4           S109-1G         $20.60         $5.15       22976     16695
Specifically formulated                 800 ml bag         12          S109-800ML       $24.75         $2.06                 15603
to address the need for                   16 oz.           12           S109-16Z        $19.35         $1.61                 16694
an effective, yet                          8 oz.           24           S109-8Z         $18.24         $0.76                 16696
gentle, hand soap to aid                   4 oz.           24           S109-4Z         $13.92         $0.58
in the reduction of
nosocomial infections in
institutional environments.
Effective against both
gram-negative and
gram-positive organisms
(including MRSA), as well
as yeast and fungus.





PRODUCT                                   SIZE         UNITS/CASE     CATALOG NO.     CASE PRICE    UNIT PRICE   BEACH #   GSMS #
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SKIN PROTECTION /
INCONTINENCE PRODUCTS
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Dermagran(R)Ointment                    4 oz. tube         12             DT-4          $99.10         $8.26                 13636
For stage I and II pressure             4 oz. jar          12             DG-4          $99.10         $8.26                 13635
sores and preventive skin
care.

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Dermagran(R)Moisturizing Spray             4 oz.           12             DM-4          $60.00         $5.00                 13625
For stage I pressure sores,
abrasions, and preventive
skin care.

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Dermagran(R)Tri-Zinc                       8 oz.           12            D1W-8          $21.71         $1.81                 13631
Incontinent Wash
(NutraWash(TM))
For perineal care
associated
with incontinence.

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NutraShield(TM)Perineal                   3.5 oz           12            ND-35          $61.56         $5.13
Protectant
A protective long lasting
perineal barrier ointment
for perineal care associated
with
incontinence. Do not apply
to broken skin.

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In Between(R)Perineal                    1 gallon           4           S201-1G         $25.00         $6.25       21865     16766
Spray Skin Cleanser                        8 oz.           24           S201-8Z         $20.54         $0.86       21881     16765
Versatile product for the                  4 oz.           24           S201-4Z         $17.28         $0.72
quick and effective clean
up of all body
exudates, particularly
those from incontinent
episodes. Eliminates odor
from urine and feces
while cleansing  the entire
perineal  skin area.  Can
be sprayed directly on the
skin, soil mass, clothing,
bed linens,  floors,  walls,
furniture,  carpets,  and
any other  surface  that
needs to be clean and free
of odors. Leaves no soap
film and does not require
rinsing.

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MPH Ointment Perineal                  4.8 oz. Pump        12           S205-5Z         $25.92         $2.16                 16767
Moisture Barrier                         2 oz. Jar         12           S205-2Z         $15.17         $1.26       22977     16771
Use as a moisture barrier
on external skin areas
where repeated
exposure to body excrements
and exudates may cause skin
breakdown. Contains
allantoin and aloe vera
gel. May be used as skin
barrier on friction points.


SKIN CONDITIONER/MOISTURIZERS
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Hydro-Soft                              1 gallon            4           S301-1G         $30.40         $7.60       24098     16703
Concentrated blend of                     8 oz.            24           S301-8Z         $20.05         $0.84                 63018
skin emollients and
gentle skin cleansers
for use in whirlpool
bathing and hydro-therapy
units.

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Optima Bath Additive                    1 gallon            4           S305-1G         $48.92        $12.23       22978     16700
Use as a bath additive,                   8 oz.            24           S305-8Z         $30.43         $1.27                 16704
after-bath moisturizer,
or as a primary
bathing agent. Contains
a mineral oil base with
acetylated  lanolin
alcohol  (fatty
alcohol), as well as an
agent that disperses the
oil evenly in the water.

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Skin Care Lotion                        1 gallon            4           S401-1G         $23.00         $5.75       21882     16768
Greaseless, urea-based                   16 oz.            12           S401-16Z        $14.40         $1.20
hand and body lotion for                  8 oz.            24           S401-8Z         $10.08         $0.42       21883     16772
dry, overworked                           4 oz.            24           S401-4Z         $9.36          $0.39                 16721
skin. Available with or
without the honey almond
fragrance.




PRODUCT                                   SIZE         UNITS/CASE     CATALOG NO.     CASE PRICE    UNIT PRICE    BEACH #   GSMS #
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DISINFECTANT AND CLEANSER
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Hardsurface/Whirlpool                   1 gallon            4           S511-1G         $40.80        $10.20       22979     16702
Detergent/Disinfectant                   16 oz.            12           S511-16Z        $21.60         $1.80                 21154
Designed specifically for
hard surface cleaning and
whirlpool units. One
ounce  per  gallon  of
water  has  been  proven
effective  as  a
bactericide, mildewstat,
sanitizer, virucide,
and  fungicide.
Destroys  some of the most
problematic organisms
including MRSA and HIV.


HAND SANITIZER
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Mysotrol(R)No Rinse Hand               800 ml bag          12          S505-800ML       $26.88         $2.24                 15058
Sanitizer                                16 oz.            12           S505-16Z        $23.04         $1.92                 15057
Provides germicidal and                   4 oz.            24           S505-4Z         $16.32         $0.68       23929     15051
virucidal action in seconds,
meets OSHA protocol for a
healthcare personnel handwash,
and reduces the risk of
nosocomial infections. Clear
gel with ethyl alcohol as
active ingredient.


SUNDRIES
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Empty Bottles:
Bathe Away 8 oz w/ snap cap               8 oz              1           S101-8MT        $0.30          $0.30
Swash 8 oz w/ snap cap                    8 oz              1           S102-8MT        $0.30          $0.30                 16087
Therabath 8 oz w/ snap cap                8 oz              1           S103-8MT        $0.30          $0.30
ApriVera 16 oz w/ pump                    16 oz             1          S107-16MT        $0.75         $75.00                 15561
ApriVera 8 oz w/ snap cap                 8 oz              1           S107-8MT        $0.30          $0.30       23840     16016
Antibacterial Soap 16 oz w/
  pump                                    16 oz             1          S109-16MT        $0.75          $0.75
Antibacterial Soap 8 oz w/
  snap cap                                8 oz              1           S109-8MT        $0.30          $0.30                 16085
In Between 8 oz w/ sprayer                8 oz              1           S201-8MT        $0.50          $0.50       23841     20148
Hydro Soft 8 oz w/ snap cap               8 oz              1           S301-8MT        $0.30          $0.30
Optima 8 oz w/ snap cap                   8 oz              1           S305-8MT        $0.30          $0.30                 33058
Skin Care Lotion 16 oz w/
  pump                                    16 oz             1          S401-16MT        $0.75          $0.75
Skin Care Lotion 8 oz w/
  snap cap                                8 oz              1           S401-8MT        $0.30          $0.30

Wall Mount Dispensers and
Brackets:
PressPak 800 ml Dispenser -
  Beverly Logo                           800 ml            12            IP800          $0.00          $0.00
Triad 9350 Bulk Dispenser                 50 oz             1            I9350          $14.35        $14.35
Translucent Bulk Dispenser                30 oz             1             I402          $6.90          $6.90
Chrome Bracket for Gallon
  Bottles                                gallon             1             I801          $0.00          $0.00                 1801

Pumps and Sprayers:
Gallon Pump                                                 1           I901-1Z         $2.00          $2.00                 90112
Pump for 16 oz                                              1           P28-410         $0.85          $0.85
Pump for 8 oz                                               1         NW-28-410P        $0.45          $0.45
Sprayer for 8 oz                                            1           24-410SP        $0.30          $0.30
